Exhibit 22. List of Subsidiaries of Chell Group Corporation as at November 26, 2001

Name of Subsidiary(1)   `                          Jurisdiction of Incorporation

Chell Merchant Capital Group, Inc. ......................................Ontario
Magic Lantern Communications Ltd.(2) .....................................Canada
NTN Interactive Network Inc. .............................................Canada
3484751 Canada Inc. ......................................................Canada
Sonoptic Technologies Inc.(4) ............................................Canada
GalaVu Entertainment Network Inc. .......................................Ontario
TutorBuddy Inc.(3) ......................................................Ontario
Chell.com (USA) Ltd. .....................................................Nevada

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Notes:

      (1) Unless otherwise indicated, all named entities are wholly-owned subsidiaries of Chell Group Corporation.
      (2)   Wholly-owned subsidiary of NTN Interactive Network Inc.
      (3)   Wholly-owned subsidiary of Magic Lantern Communications Ltd.
      (4)   Majority owned (75%) subsidiary of Magic Lantern Communications Ltd.


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